UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2008 (February 6, 2008)

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Male, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2008, Hiland Partners, LP (the “Partnership”), through its wholly-owned operating subsidiary, Hiland Operating, LLC, entered into a fourth amendment to its Credit Agreement dated as of February 15, 2005 (the “Amendment”), by and among MidFirst Bank, as administrative agent, and certain other lenders party thereto (with MidFirst Bank, the “Lenders”).  Pursuant to the Amendment, the Lenders have agreed to, among other things, increase the borrowing base from $250 million to $300 million.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.  Please see Item 2.03 for more information regarding the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed above in Item 1.01, the Partnership entered into the Amendment on February 6, 2008.  The Amendment increases the Partnership’s borrowing capacity under its senior secured revolving credit facility to $300 million such that the facility now consists of:

•                  a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”); and

•                  a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distribution (the “Working Capital Facility”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Fourth Amendment, dated as of February 6, 2008, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By:	/s/ Kenneth Maples
		Name:	Kenneth Maples
		Title:	Chief Financial Officer, Vice President and Secretary
February 12, 2008

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Fourth Amendment, dated as of February 6, 2008, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto.